As filed with the Securities and Exchange Commission on February 14, 1997

                              Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           INTERNATIONAL POST LIMITED
             (Exact name of registrant as specified in its charter)


          Delaware                                          13-3735647
    (State of Incorporation)                             (I.R.S. Employer
                                                       Identification Number)


                                545 Fifth Avenue
                            New York, New York 10017
                                (212) 986-6300
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  MARTIN IRWIN
                           INTERNATIONAL POST LIMITED
                                545 Fifth Avenue
                            New York, New York 10017
                                 (212) 986-6300
     (Name, address, including zip code, and telephone number,including area code, of agent for service)


            It is requested that copies of communications be sent to:

                             JEFFRY S. HOFFMAN, ESQ.
                          SHEREFF, FRIEDMAN, HOFFMAN &
                                  GOODMAN, LLP
                                919 Third Avenue
                            New York, New York 10017
                                 (212) 758-9500


        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                               CALCULATION OF REGISTRATION FEE


        Title of                  Proposed          Proposed Maximum
       Shares to                 Amount to          Maximum Offering          Aggregate             Amount of
     be Registered             be Registered        Price Per Share**      Offering Price**      Registration Fee
-----------------------   ---------------------   ---------------------   -------------------   ------------------
   Common Stock, par          441,441 shares*             $4.00                $1,765,764             $535.08
 value $0.01 per share
=======================   =====================   =====================   ===================   ==================



     * As such number may be amended due to adjustments arising out of any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar corporate event.

     ** Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant's common stock as quoted on the NASDAQ National Market System on a date within five days prior to the filing hereof.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              SUBJECT TO COMPLETION
                             DATED FEBRUARY 14, 1997

PROSPECTUS



                                 441,441 SHARES
                           INTERNATIONAL POST LIMITED
                                  COMMON STOCK


This Prospectus relates to the offer and sale by the holders thereof (the "Selling Stockholders") of an aggregate of 441,441 shares of common stock, par value $.01 per share (the "Common Stock"), of International Post Limited (the "Company") which will be issued upon the exercise of certain outstanding options to purchase Common Stock or which have been issued. See "Selling Stockholders" and "Plan of Distribution." (The shares of Common Stock offered hereby are sometimes referred to herein as the "Shares.")


The Common Stock is quoted on the NASDAQ National Market System ("NASDAQ") under the symbol POST. On February 13, 1997, the closing price of the Common Stock was $4.00 per share. See "Price Range of Common Stock."

The Company will not receive any of the proceeds from the sale of the Shares offered hereby. Expenses of this Offering, estimated at $________, are payable by the Company. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate underwriting fees, discounts and commissions, if any. See "Plan of Distribution."

The Shares may be sold from time to time by the Selling Stockholders directly, or through agents designated from time to time through dealers or underwriters also to be designated, on terms to be determined at the time of sale. To the extent required, the specific Shares to be sold, the names of the Selling Stockholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus supplement (or, if required, a post-effective amendment to the Registration Statement (as defined herein) of which this Prospectus forms a part). The distribution of the Shares may be effected in one or more transactions that may take place on NASDAQ or the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Stockholders in connection with such sales.

The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the Shares, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February ____, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the principal offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511, and at Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy statements, information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://www.sec.gov). The Common Stock is traded on NASDAQ.

     The Company has filed with the Commission a registration statement on Form S-3 (herein together with all amendments thereto, if any, called the "Registration Statement") under the Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are hereby incorporated by reference into this Prospectus:

1. The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.

2. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1996.

3. The Company's Proxy Statement for annual meeting of stockholders held on January 8, 1997.

4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits). Requests for such copies should be directed to: International Post Limited, 545 Fifth Avenue, New York, New York 10017, Attention: Corporate Secretary, telephone (212) 986-6300.

     Unless the context indicates otherwise, all references herein to the "Company" refer to International Post Limited and its subsidiaries.

     Unless the context indicates otherwise, all references herein to the "Selling Stockholders" refer to Robert H. Alter, Julius Barnathan, Terrence A. Elkes, Kenneth F. Gorman, Martin Irwin and Louis H. Siracusano.

     The Company's principal executive offices are located at 545 Fifth Avenue, New York, New York 10017, telephone (212) 986-6300.



                               RECENT DEVELOPMENTS

     The Company and VSC, a privately-held company located in Northvale, New Jersey, executed a letter of intent on January 7, 1997 providing for the merger of their respective companies. Under the terms of the proposed merger, the Company will issue approximately 6.7 million shares of Common Stock, which will represent in excess of 50% of the outstanding shares of Common Stock after the merger, in exchange for 100% of the common stock of VSC. VSC, through its operating subsidiaries, Atlantic Satellite Communications, Inc., Waterfront Communications Corporation, A.F. Associates, Inc. and Video Rentals, Inc., is a leading provider of technical services to the communications industry. These services include satellite transmission services with fiber optic capabilities, video switching and first and last mile connections to the broadcast and cable television industries, design and integration of turnkey video systems for the broadcast, cable and professional markets, and video equipment rental to broadcast, cable and industrial markets. The merger is contingent on the execution of a definitive merger agreement, completion of due diligence, approval of the stockholders and the board of directors of each company, (including approval by a majority of the Company's independent directors), and the Company's receipt of an opinion from its investment bankers that the transaction is fair to the stockholders of the Company from a financial point of view.

     On January 22, 1997, Cognitive Communications, LLC, a Delaware limited liability company ("CCL") which is a majority-owned subsidiary of Manhattan Transfer/Edit, Inc., a Delaware corporation ("MTE") which is a wholly-owned subsidiary of the Company, purchased substantially all of the operating assets of Cognitive Communications, Inc., a corporation principally engaged in providing strategic consulting services in the area of communications and content strategy for, and research relating to the implementation of, and the design and production of, intranets, extranets and internets ("CCI"), for an aggregate purchase price of $600,000. CCL is approximately 98% owned by MTE and approximately 2% owned by Susan Wiener and Michael Rudnick (the two former stockholders of CCI). Susan Wiener, Michael Rudnick and David Leveen (a former employee of MTE and a current employee of CCL) also have options to purchase in the aggregate an additional approximate 23% membership interest in CCL in the event of MTE's transfer of its membership interest in CCL.

In connection with the Company's acquisition of CCL, each of Susan Wiener, Michael Rudnick and David Leveen entered into five-year employment agreements with CCL providing for annual base salaries of $150,000 each and certain incentive compensation, including an aggregate profit-sharing pool of 25% of CCL's EBITDA (as defined in such agreement) and the grant of options to purchase membership interests in CCL upon CCL's attainment of certain set EBITDA targets. The Company also agreed to the funding of certain of CCL's capital expenditures and operating expenses through fiscal 2000 upon CCL's attainment of certain set targets. Further, CCL and the Company entered into a put agreement granting Susan Wiener, Michael Rudnick and David Leveen the right to sell them their membership interests in CCL upon certain prescribed terms and conditions.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares hereunder. All proceeds will be received by the Selling Stockholders.

                           PRICE RANGE OF COMMON STOCK

     The Common Stock is traded on the over-the-counter market and is listed on NASDAQ under the symbol POST. The Common Stock began trading on February 8, 1994 at the effective time of the Company's initial public offering. The following table sets forth, for the indicated periods, the high and low last reported sale prices per share of the Common Stock as furnished by NASDAQ.

                                                              COMMON STOCK
FISCAL PERIOD                                               High           Low
-------------                                               -----         -----
  1995
  First Quarter .......................................     9 1/4         7 3/4
  Second Quarter ......................................     9             3 1/2
  Third Quarter .......................................     7 5/8         5 1/4
  Fourth Quarter ......................................     6 1/4         3 5/8
  1996
  First Quarter .......................................     5             4
  Second Quarter ......................................     4 1/4         3 1/8
  Third Quarter .......................................     4 3/64        3
  Fourth Quarter ......................................     4 1/8         3 1/4
  1997
  First Quarter .......................................     4 1/8         3 5/8
  Second Quarter ......................................     4 5/8         3 1/2
  Third Quarter (through February 13th) ...............     4 1/8         3 7/8

     The closing price of the Common Stock as quoted on NASDAQ on February 13, 1997 was $4.00. As of February 13, 1997, there were approximately 720 holders of record of Common Stock.

                                 DIVIDEND POLICY

     No cash dividends have ever been declared by the Company on the Common Stock. The Company intends to retain earnings to finance the development and growth of its business. Accordingly, the Company does not anticipate that any dividends will be declared on the Common Stock for the foreseeable future. Future payment of cash dividends, if any, will depend upon the Company's financial condition, results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects and other factors deemed relevant by the Company's Board of Directors.

                              SELLING STOCKHOLDERS

The following securities are covered by this Prospectus:

1. The resale by the respective holders thereof of up to 60,000 Shares that may be acquired upon the exercise of options granted by Video Services Corporation ("VSC") in connection with the Company's initial public offering and the simultaneous purchase by the Company from VSC of all of the outstanding capital stock of Audio plus Video International, Inc. ("APV") (the "Acquisition").

2. The resale by the respective holders thereof of up to 299,024 Shares that may be acquired upon the exercise of options granted by MTE Holdings, Inc. ("Holdings") in connection with the Company's initial public offering and the Acquisition, and in settlement of Apollo's (as defined herein) rights under a certain contract with Holdings.

3. The resale by the respective holder thereof of up to 69,417 Shares that were acquired upon the exercise of an option granted by VSC and Holdings in consideration for such holder's interest in the Company's predecessor.

4. The resale by the respective holders thereof of up to 13,000 Shares acquired under the Company's Restricted Share Plan for Directors.

     The Shares offered hereby are being sold by the Selling Stockholders. The table below sets forth, as of the date hereof and as adjusted to reflect the sale of the Shares, certain information regarding the ownership of the Common Stock by the Selling Stockholders. Except as otherwise indicated, the number of shares of Common Stock reflected in the table below has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Under such Rule, each Selling Stockholder is deemed to beneficially own the number of shares of Common Stock issuable upon, among other things, the exercise of options, if such options are exercisable within sixty days. Where less than all shares of Common Stock beneficially owned by a Selling Stockholder are being registered for sale, the remaining shares of Common Stock, or a portion of them, may already be registered for sale or otherwise freely tradable.


                                 BENEFICIAL OWNERSHIP        NUMBER OF      BENEFICIAL OWNERSHIP OF
                                    OF COMMON STOCK        SHARES TO BE           COMMON STOCK
                                   PRIOR TO OFFERING     SOLD IN OFFERING        AFTER OFFERING
                                ----------------------   ----------------   -----------------------

STOCKHOLDERS                    NUMBER         PERCENT                         NUMBER       PERCENT
------------                    ------         -------                         ------       -------
Robert H. Alter                  2,000            *            2,000                0          *
Julius Barnathan                 7,000            *            2,000            5,000          *
Terrence A. Elkes(1)(2)(3)     516,012(4)        8.29%       184,512          331,500         5.32%
Kenneth F. Gorman(1)(2)(3)     291,012(5)        4.67%       181,512          109,500         1.76%
Martin Irwin(6)                109,417           1.76%        69,417           40,000          *
Louis H. Siracusano              3,500            *            2,000            1,500          *

---------------------------
* Less than 1%


     (1) Includes five-year, non-qualified options to purchase 30,000 shares of Common Stock at an exercise price equal to the Company's initial public offering price of $11.00 per share granted by the Company as of February 15, 1994 to each of Mr. Elkes and Mr. Gorman in connection with the Company's initial public offering and the Acquisition. Such options vested three months after the consummation of the Company's initial public offering and are non-transferable.

     (2) Includes five-year options to purchase 30,000 shares of Common Stock at an exercise price equal to the Company's initial public offering price of $11.00 per share granted by VSC, as of the date of the consummation of the Company's initial public offering, to each of Mr. Elkes and Mr. Gorman in connection with the Company's initial public offering and the Acquisition. Such options vested three months after the consummation of the Company's initial public offering and are non-transferable. The Common Stock underlying such options are included in the Shares being offered hereunder.

     (3) Includes six-year, non-qualified options to purchase 149,512 shares of Common Stock at an exercise price of 18.75% of the Company's initial public offering price ($2.06 per share) granted by Holdings, as of the date of the consummation of the Company's initial public offering, to each of Mr. Elkes and Mr. Gorman in connection with the Company's initial public offering and the Acquisition, and in settlement of the rights of Apollo Partners, Ltd. ("Apollo"), a private investment firm in which Messrs. Elkes and Gorman are Managing Directors and co-owners, under a certain contract with Holdings. Such options are non-transferable and vested after January 1, 1995. The Common Stock underlying such options are included in the Shares being offered hereunder.

     (4) Includes 10,000 shares of Common Stock owned by Mr. Elkes' children. Mr. Elkes disclaims beneficial ownership of all such shares.

     (5) Includes 2,000 shares of Common Stock owned by Mr. Gorman's children and 3,000 shares of Common Stock owned by Mr. Gorman's grandchildren. Mr. Gorman disclaims beneficial ownership of all such shares.

     (6) Mr. Irwin's share ownership excludes options to purchase 80,000 shares of Common Stock under the Company's long-term incentive plan, exercisable at prices ranging from $5.00 to $6.00 per share, which become exercisable or vest more than 60 days after the date of this Prospectus.

     Robert H. Alter was elected a director of the Company in October 1993.

     Julius Barnathan was elected a director of the Company in October 1993 and during fiscal 1994, 1995 and 1996 served as a director of VSC.

     Terrence A. Elkes was elected Chairman of the Board of Directors of the Company in October 1993 and had served on the partnership committee of Manhattan Transfer/Edit Company ("MTE Co.") from July 1992 to February 1994, when it dissolved upon consummation of the Company's initial public offering.

     Kenneth F. Gorman was elected a director of the Company in October 1993 and had served on the partnership committee of MTE Co. from July 1992 to February 1994, when it dissolved upon consummation of the Company's initial public offering.

     Martin Irwin was elected President, Chief Executive Officer and a director of the Company in October 1993 and had served as President, Chief Executive Officer and a member of the partnership committee of MTE Co. from July 1992 to February 1994, when it dissolved upon consummation of the Company's initial public offering. From September 1991 through June 1992, Mr. Irwin ran the post-production operations of VSC, which he co-founded in 1979. Mr. Irwin served as President, Chief Operating Officer and a director of VSC from 1979 to 1989 and then served as a director of and Senior Consultant to VSC from July 1989 until July 1992.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders who hold their Shares may sell their Shares from time to time.

     The 441,441 Shares being sold hereby may be offered to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the securities offered hereby through underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of securities for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of securities offered hereby may be deemed to be underwriters, and any profit on the sale of such securities by them and any discounts, commissions, or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Act.

     The securities offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of the Shares offered hereby by the Selling Stockholders may be effected in one or more transactions that may take place on NASDAQ, including ordinary broker's transactions, privately- negotiated transactions or through sales to one or more broker-dealers for resale of such Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Stockholders in connection with such sales of Shares.

     At the time a particular offer of the Shares offered hereby is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify the specific Shares being offered and set forth the aggregate amount of Shares being offered, the purchase price and the terms of the offering, including the name or names of the Selling Stockholders and of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. In addition, an underwritten offering will require clearance by the National Association of Securities Dealers, Inc. of the underwriter's compensation arrangements. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares offered hereby. All expenses incident to this offering will be borne in full by the Company, including without limitation, the reasonable fees and disbursements of counsel retained by the Selling Stockholders, but excluding underwriting discounts and commissions, if any.

     Pursuant to that certain Registration Rights Agreement (the "Registration Rights Agreement") granting registration rights to certain Selling Stockholders, which was executed in connection with the Company's initial public offering, the Company will use its best efforts to keep the Registration Statement, of which this Prospectus forms a part, continuously effective under the Securities Act until all of the Shelf Securities (as defined in the Registration Rights Agreement) covered by the Registration Statement are sold thereunder; provided, however, that the Company may terminate the Registration Statement at any time for any reason, provided that the Company files (if eligible to do so), and uses all reasonable efforts to cause to be declared effective a new registration statement with respect to any remaining Shelf Securities which have not theretofore been sold under a prior Registration Statement no later than four months after any such termination. In addition, the Company will pay substantially all of the expenses incident to the Registration Statement and sale of the Shares offered hereby to the public, including without limitation, the reasonable fees and disbursements of counsel retained by the Selling Stockholders and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions. The Registration Rights Agreement provides that the Company will indemnify and hold harmless the Selling Stockholders and their directors, officers, employees and agents, if any, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such Selling Stockholders or any such underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses, joint or several, arising, under certain circumstances, out of any registration of the Shares. In addition, the Company may, under the terms of the Registration Rights Agreement, require, as a condition to including the Shares in any registration statement filed pursuant to the Registration Rights Agreement, that the Company shall have received an undertaking from the Selling Stockholders, to indemnify and hold harmless, in the same manner and to the same extent as provided with respect to indemnification of the Selling Stockholders, the Company and any of its directors, officers signatory to such registration statement and persons who control the Company within the meaning of the Act, if any.

     In order to comply with certain states securities laws, if applicable, the Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

     The certificates representing the Shares offered hereby contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement, of which this Prospectus forms a part, and the transfer of the Shares pursuant thereto, such legends will no longer be necessary, and accordingly, new certificates representing such Shares will be issued to the transferee without any such legends unless otherwise required by law.

     In addition to sales pursuant to the Registration Statement, of which this Prospectus forms a part, the Shares may be sold in accordance with Rule 144 promulgated under the Act.

     Each Selling Stockholder will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7 which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders. All of the foregoing may effect the marketability of the Shares.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing.

         No person is authorized in connection
with any offering made hereby to give any            INTERNATIONAL POST LIMITED
information or to make any representation not
contained in this Prospectus, and, if given or
made, such information or representation must not
be relied upon as having been authorized by the
Company or any underwriter.  Neither the delivery
of this Prospectus nor any sale made hereunder
shall, under any circumstances, create any
implication that there has been no change in the
affairs of the Company since the date hereof or
that the information contained herein is correct as
of any time subsequent to its date.  This                     441,441 SHARES
Prospectus does not constitute an offer to sell or a           COMMON STOCK
solicitation of an offer to buy any securities other than the registered securities to which it relates.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.








TABLE OF CONTENTS
                                            Page
Recent Developments.......................
Use of Proceeds ..........................
Price Range of Common Stock ..............
Dividend Policy ..........................
Selling Stockholders .....................
Plan of Distribution .....................                     PROSPECTUS
Legal Matters ............................
Experts ..................................










                                                           FEBRUARY   , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          Other Expenses of Issuance and Distribution


Securities and Exchange Commission Registration Fee...........          $535.08
NASD Fee......................................................              N/A
Printing and Engraving*.......................................
Legal Fees and Expenses (other than Blue Sky)*................
Blue Sky Fees and Expenses....................................              N/A
Accounting Fees and Expenses*.................................
Transfer Agent Fees*..........................................
Travel and Miscellaneous*.....................................
                                                                      ----------
         Total ...............................................


*  To be filed by amendment

     All of the above items, except the registration fee and the NASD fee, are estimated. All expenses incurred in connection with this offering will be borne by the Company, including without limitation, the reasonable fees and disbursements of counsel retained by the Selling Stockholders, but excluding underwriting discounts and commissions, if any.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful, provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article 8 of the Company's Certificate of Incorporation entitles officers and directors of the Company to indemnification to the fullest extent permitted by Section 145 of the Delaware Law, as the same may be supplemented from time to time.

     Article 9 of the Company's Certificate of Incorporation, as amended, provides that no director shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which such director derived an improper personal benefit.

     The Company maintains a primary directors and officers liability and company reimbursement insurance policy (the "Policy") which, among other things, provides for (i)payment on behalf of any of the Company's past, present or future directors or officers against Loss (as defined in the Policy) as a result of any Claim (as defined in the Policy) first made against the directors or officers of the Company for any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed or attempted, or allegedly committed or attempted (each a "Wrongful Act"), occurring after August 1, 1992, by one or more directors or officers of the Company, individually or collectively, in their respective capacities as such, or for any matter claimed against one or more directors or officers of the Company solely by reason of their status as such, except for such Loss paid by the Company to any director or officer of the Company as indemnification, and (ii)payment on behalf of the Company against Loss for which the Company is required or permitted to pay as indemnification to any director or officer of the Company as the result of any Claim first made against any director or officer of the Company for any Wrongful Act. The Policy does not cover Loss arising from any Claim made against the Company or its directors or officers stemming from, among other things, a Claim
(a) brought about or contributed to by the fraudulent, dishonest or criminal act or omission of a director or officer of the Company, provided that a judgment or other final adjudication adverse to such director or officer establishes that fraudulent, dishonest or criminal acts were committed by such director or officer, or (b) based upon or attributable to any of the directors or officers of the Company gaining in fact any personal profit or advantage to which they were not legally entitled. The Company also maintains a supplemental insurance and company reimbursement policy providing substantially similar coverage as discussed above.


ITEM 16.          Exhibits

    The following exhibits are filed as part of this Registration Statement.

        Exhibit
         Number            Description
        -------            -----------

           5.1*            Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.
          23.1             Consent of Arthur Andersen LLP.
          23.2*            Consent of Shereff, Friedman, Hoffman & Goodman, LLP
                           (included in Exhibit 5.1).
          24.1             Power of Attorney (appears on signature page).

*  To be filed by amendment.

ITEM 17.          Undertakings

(a)      The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 14th day of February, 1997.


                                             INTERNATIONAL POST LIMITED



                                             By:    /s/ JEFFREY J. KAPLAN
                                                   -----------------------
                                                    Jeffrey J. Kaplan
                                                    Executive Vice President
                                                    and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signatures appear below constitutes and appoints Martin Irwin and Gary R. Strack, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Name and Signature                 Title                             Date
------------------                 -----                             ----
                          President, Chief Executive Officer   February 14, 1997
                          and Director
/s/ MARTIN IRWIN          (Principal Executive Officer)
---------------------
Martin Irwin
                          Executive Vice President,            February 14, 1997
                          Chief Financial Officer and Director
/s/ JEFFREY J. KAPLAN     (Principal Financial Officer)
----------------------
Jeffrey J. Kaplan

                           Vice President, Treasurer and       February 14, 1997
/s/ GARY R. STRACK         Secretary
----------------------    (Principal Accounting Officer)
Gary R. Strack


/s/ ROBERT H. ALTER        Director                            February 14, 1997
----------------------
Robert H. Alter


/s/ JULIUS BARNATHAN       Director                            February 14, 1997
----------------------
Julius Barnathan


/s/ TERRENCE A. ELKES      Director                            February 14, 1997
----------------------
Terrence A. Elkes


/s/ KENNETH F. GORMAN      Director                            February 14, 1997
----------------------
Kenneth F. Gorman


/s/ LOUIS H. SIRACUSANO    Director                            February 14, 1997
-----------------------
Louis H. Siracusano

                           INTERNATIONAL POST LIMITED

                                    FORM S-3

                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX


    Exhibit

      5.1*    Opinion of Shereff, Friedman, Hoffman & Goodman, LLP
     23.1     Consent of Arthur Andersen LLP
     23.2*    Consent of Shereff, Friedman, Hoffman & Goodman, LLP
              (included in Exhibit 5.1)
     24.1     Power of Attorney (appears on signature page)

*  To be filed by amendment.